                                                                    Exhibit 25.4

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                                  36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                     60670-0126
(Address of principal executive offices)                        (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)



                              Aetna Capital Trust I
               (Exact name of obligor as specified in its charter)



              Delaware                                       To be applied for
    (State or other jurisdiction of                          (I.R.S. employer
     incorporation or organization)                       identification number)

         151 Farmington Avenue
         Hartford, Connecticut                                    06156
(Address of principal executive offices)                        (Zip Code)

                              Preferred Securities
                         (Title of Indenture Securities)

ITEM 1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
            TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of the Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of May, 1998.


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    TRUSTEE

                                    By  /s/ SANDRA L. CARUBA
                                      ---------------------------------
                                      SANDRA L. CARUBA
                                      VICE PRESIDENT



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                   May 6, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Aetna Capital Trust I and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY: /s/ SANDRA L. CARUBA
                                       --------------------------------
                                       SANDRA L. CARUBA
                                       VICE PRESIDENT

                                    EXHIBIT 7


                                   Call Date: 12/31/97  ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-1

Legal Title of Bank:   The First National Bank of Chicago
Address:               One First National Plaza, Ste 0303
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                               DOLLAR AMOUNTS IN                  C400
                                                                                   THOUSANDS        RCFD      BIL MIL THOU
                                                                                   ---------        ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1) ...............                           0081     4,267,336      1.a.
    b. Interest-bearing balances(2) ........................................                           0071     6,893,837      1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..........                           1754             0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ........                           1773     5,691,722      2.b.
3.  Federal funds sold and securities purchased under agreements to resell .                           1350     6,339,940      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C) .......                      RCFD 2122    25,202,984      4.a.
    b. LESS: Allowance for loan and lease losses ...........................                      RCFD 3123       419,121      4.b.
    c. LESS: Allocated transfer risk reserve ...............................                      RCFD 3128             0      4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) ................................                           2125    24,783,863      4.d.
5.  Trading assets (from Schedule RD-D) ....................................                           3545     6,703,332      5.
6.  Premises and fixed assets (including capitalized leases) ...............                           2145       743,426      6.
7.  Other real estate owned (from Schedule RC-M) ...........................                           2150         7,727      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .........................................                           2130       134,959      8.
9.  Customers' liability to this bank on acceptances outstanding ...........                           2155       644,340      9.
10. Intangible assets (from Schedule RC-M) .................................                           2143       268,501     10.
11. Other assets (from Schedule RC-F) ......................................                           2160     2,004,432     11.
12. Total assets (sum of items 1 through 11) ...............................                           2170    58,483,415     12.

----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

                                    Call Date: 09/30/97 ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-2


Legal Title of Bank:   The First National Bank of Chicago
Address:               One First National Plaza, Ste 0303
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

Schedule RC-Continued

                                                                               Dollar Amounts in
                                                                                   Thousands                   Bil Mil Thou
                                                                                   ---------                   ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ........................................                        RCON 2200    21,756,846    13.a
       (1) Noninterest-bearing(1) .........................................                        RCON 6631     9,197,227    13.a.1
       (2) Interest-bearing ...............................................                        RCON 6636       559,619    13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) .................................                        RCFN 2200    14,811,410    13.b.
       (1) Noninterest bearing ............................................                        RCFN 6631       332,801    13.b.1
       (2) Interest-bearing ...............................................                        RCFN 6636    14,478,609    13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ........................................................                        RCFD 2800     4,535,422    14
15. a. Demand notes issued to the U.S. Treasury ...........................                        RCON 2840        43,763    15.a
    b. Trading Liabilities (from Schedule RC-D) ...........................                        RCFD 3548     6,523,239    15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less ......................                        RCFD 2332     1,360,165    16.a
    b. With a remaining maturity of more than one year through three years                              A547       576,492    16.b
    c. With a remaining maturity of more than three years .................                             A548       703,981    16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ...............                        RCFD 2920       644,341    18
19. Subordinated notes and debentures (2) .................................                        RCFD 3200     1,700,000    19
20. Other liabilities (from Schedule RC-G) ................................                        RCFD 2930     1,322,077    20
21. Total liabilities (sum of items 13 through 20) ........................                        RCFD 2948    53,987,736    21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .........................                        RCFD 3838             0    23
24. Common stock ..........................................................                        RCFD 3230       200,858    24
25. Surplus (exclude all surplus related to preferred stock) ..............                        RCFD 3839     2,999,001    25
26. a. Undivided profits and capital reserves .............................                        RCFD 3632     1,273,239    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities .........................................................                        RCFD 8434        24,096    26.b.
27. Cumulative foreign currency translation adjustments ...................                        RCFD 3284        (1,515)   27
28. Total equity capital (sum of items 23 through 27) .....................                        RCFD 3210     4,495,679    28
29. Total liabilities and equity capital (sum of items 21 and 28) .........                        RCFD 3300    58,483,415    29

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed                                        Number
   for the bank by independent external auditors as of any date during 1996                        RCFD 6724           N/A    M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.